                                                                   EXHIBIT 23(b)
                                                                   -------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To NBD Bancorp, Inc.:

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 17, 1995, on the consolidated financial statements of First Chicago Corporation, incorporated by reference in the Annual Report on Form 10-K of First Chicago Corporation for the year ended December 31, 1994, and to the reference to our Firm under the caption "Experts" included in this Registration Statement.


ARTHUR ANDERSEN & CO. LLP

Chicago, Illinois
September 13, 1995